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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") is made this 4th day of December 2002, by and between WSI Industries, Inc., a Minnesota corporation (the "Borrower") and Excel Bank Minnesota, a Minnesota banking corporation (the "Bank"), and the Borrower and the Bank hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

         "Accounts" means, as to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

         "Advance" means an advance by the Bank to the Borrower pursuant to
Article II.

         "Borrowing Base" means, at any time, the lesser of the Commitment, or the sum of

(i) Seventy-five (75%) percent of the Eligible Accounts of the Borrower, computed on the basis of the most recent schedule of collateral prepared and furnished to the Bank as required by Section 5.01(b); and

(ii) Fifty (50%) percent of the Eligible Inventory of the Borrower, up to an aggregate total sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars computed on the basis of the most recent schedule of collateral prepared and furnished to the Bank as required by Section 5.01(b).

         "Commitment" means One Million and 00/100 ($1,000,000.00) Dollars under the Revolving Loan as evidenced by the Revolving Note.

         "Current Assets" of any Person means the aggregate amount of assets of such Person which in accordance with generally accepted accounting principles may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any real estate.

         "Current Liabilities" of any Person means (i) all Debt of such Person due on demand or within one year from the date of determination thereof, and
(ii) all other items (including taxes accrued as estimated) which, in accordance with generally accepted accounting principles, may be properly classified as current liabilities.

         "Debt" means (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet as at the date as of which Debt is to be determined and (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire indebtedness of others.



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         "Eligible Accounts" means Accounts that, as of the date of determination, are unpaid and are not more than eighty-nine (89) days past due. If ten (10.00%) percent or more of the aggregate accounts receivable from any single customer are more than are more than eighty-nine (89) days past due, the entire balance of all accounts receivable fro such customer shall be excluded from being an Eligible Account. Notwithstanding the foregoing, accounts receivable from Polaris Industries and Rockwell Collins that are less than eighty-nine (89) days past due shall be considered to be Eligible Accounts regardless of whether ten (10.00%) percent or more of the aggregate accounts receivable from such customers are more than eighty-nine (89) days past due. However, the Bank reserves that right to disallow such Accounts as it may determine from time to time.

         "Event of Default" has the meaning specified in Section 7.01.

         "Eligible Inventory" means the cost of raw materials held in inventory for the production of products for ultimate delivery to the entity's customers. It does not include work in process or finished goods.

         "Funded Debt", with respect to any Person, means all Debt of such Person maturing by its terms more than one year after, or which is renewable or extendable at the option of such Person for a period ending one year or more after, the date of determination, and shall include Debt of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon property of such Person and upon which such entity customarily pays the interest, and all rental payments under capitalized leases of such maturity.

         "Letters of Credit" means documentary and standby letters of credit issued and to be issued by the Bank at the request of the Borrower from time to time.

         "Loan" means the sums advanced under the Revolving Note pursuant to
Article II hereof.

         "Net Worth" means the aggregate of capital and surplus of the Borrower, all determined in accordance with generally accepted accounting principles.

         "Note" means the Revolving Note.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "Reportable Event" shall have the meaning assigned to that term in Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "Revolving Note" has the meaning specified in Section 2.02.

         "Security Agreement" means the security agreement of the Borrower in a form acceptable to the Bank.

         "Subordinated Debt" means the Debt of the Borrower that is subordinated in right of payment, in terms satisfactory to the Bank, to all indebtedness of the Borrower to the Bank.

         "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock have general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other
Subsidiaries:

         "Tangible Net Worth" of any Person means the excess of:


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         (a) the tangible assets of such Person, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, less

         (b) all Debt of such Person;

provided, however, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, deferred charges or treasury stock or any securities or Debt of such Person or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against Federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

         "Working Capital" of any Person means the excess of the Current Assets over the Current Liabilities of such Person, as determined in accordance with generally accepted accounting principles.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE REVOLVING LOAN

         Section 2.01 REVOLVING LOAN AND REVOLVING NOTE. The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the period from the date hereof to December 31, 2003 or the earlier date of termination in whole of the Commitment pursuant Section 7.02, in an aggregate amount not to exceed at any time outstanding the Borrowing Base or One Million and 00/100 ($1,000,000.00) Dollars, whichever is less. Each Advance shall be in the amount of $10,000.00 or an integral multiple thereof. Within the limits of the Borrowing Base, the Borrower may borrow, repay pursuant to Section 2.07 and re-borrow under this
Section 2.02. The Advances made by the Bank shall be evidenced by and repayable with interest in accordance with a single promissory note of the Borrower (the "Revolving Note") payable to the order of the Bank, substantially in a form acceptable to the Bank, dated the date of this Agreement. The Revolving Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid at the rate therein provided.

         Section 2.02 MAKING THE REVOLVING LOANS. Each Advance shall be made on at least one bank business days' prior written notice from the Borrower to the Bank or telephonic request from any person authorized to request Advances on behalf of the Borrower, which notice or request shall specify the date of the requested Advance and the amount thereof. The persons authorized to make such requests for Advances are described in the Resolution of Borrower delivered to the Bank herewith, and such persons are subject to change by the Borrower upon delivery of new Resolutions of the Borrower in writing to the Bank. Upon fulfillment of the applicable conditions set forth in Article III, or as otherwise described in the Loan Sweep Agreement, the Bank may disburse the amount of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Bank. Any request for an Advance by the Borrower, whether written or telephonic, shall be deemed to be a representation that the statements set forth in Section 3.02 are correct.

         Section 2.03 COMMITMENT FEES. There are no commitment fees payable by the Borrower hereunder.

         Section 2.04 COMPUTATION OF INTEREST AND FEES. Interest under the Note shall be computed on the basis of actual number of days elapsed in a year of 360 days.

         Section 2.05 PAYMENT. All payments of principal and interest under the Note and of the fees hereunder shall be made to the Bank in immediately available funds. Borrower agrees that the amount shown on the books and records of the Bank, as being the aggregate amount of Advances outstanding shall be prima facie evidence of the principal amount of the Revolving Note then outstanding. The Borrower hereby authorizes the Bank, if and to the extent payment is not promptly made pursuant hereto, to charge against the Borrower's account with the Bank an amount equal to the accrued interest and fees from time to time due and payable to the Bank under the Note or hereunder.

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         Section 2.06 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under a Note shall be stated to be due on a Saturday, Sunday or a holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time shall in such case be included in the computation of payment of interest on the Note or the fees hereunder, as the case may be.

         Section 2.07 USE OF PROCEEDS. The proceeds of the Revolving Note shall be used by the Borrower for general corporate working capital purposes of the Borrower.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         Section 3.01 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Bank to make its initial Advance, whether pursuant to the Revolving Note, is subject to the condition precedent that the Bank shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) such day, in form and substance satisfactory to the
Bank:

         (a) The Revolving Note, properly executed on behalf of the Borrower.

         (b) The original resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement and the Note and other matters contemplated hereby.

         (c) Copies of the Articles of Incorporation and Bylaws of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower as being true and correct copies thereof.

         (d) A signed copy of an opinion of counsel for the Borrower, addressed to the Bank and its counsel, in a form acceptable to the Bank.

         (e) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrower which shall certify the names of the officers of the Borrower authorized to sign this Agreement, the Note and the Security Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         (f) In addition to the foregoing, the obligation of the Bank to make its initial Advance pursuant to the Note shall be conditioned upon the Bank receiving such other documents as the Bank or its legal counsel may reasonably deem necessary to document the Loans.

         Section 3.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make any Advance shall be subject to the further conditions precedent that on the date of such Advance:

         (a) the representations and warranties contained in Article IV are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

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         The Borrower represents and warrants to the Bank as follows:

         Section 4.01 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota, its jurisdiction of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note and the Security Agreement.

         Section 4.02 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OF AGREEMENTS. The execution, delivery and performance by the Borrower of this Agreement, the Note and the Security Agreement and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or to the Articles of Incorporation or Bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         Section 4.03 LEGAL AGREEMENTS. This Agreement and the Security Agreement constitute, and the Note, when executed and delivered by the Borrower hereunder, will constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         Section 4.04 SUBSIDIARIES. The borrower has the following Subsidiaries Taurus Numeric Tool, Inc., a Minnesota corporation and WSI Rochester, Inc. a Minnesota corporation.

         Section 4.05 FINANCIAL CONDITION. The Borrower has heretofore furnished the following financial statements to the Bank: Fiscal years ended 2000, 2001, and 2002. Said balance sheets and said statements of income and surplus fairly present the financial condition of the Borrower on the dates thereof and the results of their operations for the periods then ended, and were prepared in accordance with generally accepted accounting principles.

         Section 4.06 ADVERSE CHANGE. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest financial statement referred to in Section 4.05.

         Section 4.07 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties, or operations of the Borrower.

         Section 4.08 REGULATION U. The borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.09. TAXES. The Borrower has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

         Section 4.10 TITLE AND LIENS. The Borrower has good title to each of the properties and assets reflected in the latest balance sheet referred to in
Section 4.05, free and clear of all mortgages, security interests, liens and encumbrances, except for

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mortgages, security interests and liens permitted by Section 6.01 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted.

         Section 4.11 RETIREMENT PROGRAMS. No Reportable Event has occurred and is continuing with respect to any Plan.

                                    ARTICLE V

                      AFFIRMATIVE COVENANTS OF THE BORROWER

         So long as the Note shall remain unpaid or the Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

         Section 5.01 FINANCIAL STATEMENTS. The Borrower will deliver to the
Bank:

                  (a) as soon as available, and in any event within ninety (90)
                      days after the end of each fiscal year of the Borrower, a copy of the financial statements of the Borrower audited by independent certified public accountants selected by the Borrower and acceptable to the Bank, which shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position of the Borrower for the fiscal year then ended, all in reasonable detail and all prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by a certificate of said officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.05, and (ii) whether or not he has knowledge of the occurrence of any Event of Default hereunder or of any event not theretofore reported and remedies which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with requirements set forth in Sections 5.09 through 5.13 hereof;

                  (b) within thirty (30) days after the end of each calendar month, a schedule of collateral as at the end of such calendar month separately setting forth the Accounts, the Eligible Accounts, the Eligible Inventory, and such certificates regarding the Borrowing Base and covenant compliance as the Bank may request or specify, signed and attested to by an officer of the Borrower. The Borrower shall use the Borrowing Base Certificate and the Covenant Compliance Certificate attached hereto as Exhibit A in making such reports to the Bank;

                  (c) as soon as available and in any event within thirty (30)
                      days after the end of each month, balance sheets of the Borrower as at the end of such month and related statements of earnings and retained earnings of the Borrower for such monthly period and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the account practices reflected in the annual financial statements referred to in Section 4.05 and certified by the chief financial officer of the Borrower; subject, however, to year-end audit adjustments, and accompanied by a certificate of said officer stating
                      (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.05, and (ii) whether or not he has knowledge of the occurrence of any Event of Default hereunder or of any event not theretofore reported and remedies which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with requirements set forth in Sections 5.08 through 5.12 hereof;


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                  (d) immediately after the commencement thereof, notice in
                      writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 4.07 or which seek a monetary recovery against the Borrower in excess of $50,000.00;

                  (e) as promptly as practicable (but in any event not later than five (5) business days) after an officer of the Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with the passage of time or the giving of notice, or both, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event;

                  (f) as soon as possible and in any event within thirty (30)
                      days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (g) as soon as possible after such occurrence, Borrower shall provide the Bank with notice of any amendment of its Articles of Incorporation or of any material change in the Borrower or its operations; and

                  (h) such other information respecting the financial condition and results of operations of the Borrower as the Bank may from time to time reasonably request.

         Section 5.02 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

             Section 5.03 COMPLIANCE WITH LAWS. The Borrower will comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition.

             Section 5.04 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that except as may be provided in any Mortgage executed in conjunction herewith the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

             Section 5.05 MAINTENANCE OF PROPERTIES. The Borrower will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that except as may be provided in any Mortgage executed in conjunction herewith nothing in this Section shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank as holder of a Note.

             Section 5.06 INSURANCE. The Borrower will obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates.

             Section 5.07 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that the Borrower shall not be required to preserve any of its rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer


                                       7

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desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Bank as a holder of a Note.

              Section 5.08 MINIMUM NET WORTH. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will maintain, during and at the end of each fiscal quarter end, Net Worth at an amount not less than Six Million One Hundred Sixty One Thousand and 00/100 ($6,161,000.00) Dollars.

             Section 5.09 RATIO OF DEBT TO TANGIBLE NET WORTH. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the ratio of the Borrower's Debt to Tangible Net Worth shall not exceed 2 to 1 measured at the end of each fiscal quarter end basis.

              Section 5.10 RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES. The Borrower shall maintain, for each fiscal quarter end that the Note remains outstanding or the Bank shall have any Commitment hereunder, the ratio of its Current Assets to its Current Liabilities added to its outstanding debt under the Note at not less than 1.6 to 1.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

             So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower agrees that, without the prior written consent of the Bank:

             Section 6.01 LIENS. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness for borrowed money; excluding, however, from the operation of the foregoing:

                      (a) mortgages, deeds of trust, pledges, liens, security
                          interests and assignments securing any indebtedness incurred in the ordinary course of business of the Borrower; however notwithstanding anything to the contrary herein Borrower shall allow no such encumbrances in connection with the borrowing of money or the acceptance of an advance of credit; and

                      (b) the security interest granted to the Bank under the
                          Security Agreement.


             Section 6.02 INDEBTEDNESS. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                      (a) indebtedness evidenced by the Note;

                      (b) Trade credit and short term leases;

                      (c) Capital leases, so long as Borrower remains in
                          compliance with Section 6.10 hereof;

                      (d) Indebtedness of the Borrower in existence on the date
                          hereof, but not including any extensions or renewals thereof; and

                      (e) Subordinated Debt, specifically including all debt
                          described in the Subordination Agreement executed by Rodney Winter and Reba Winter in favor of the Bank of even date herewith, or renewals thereof, provided it is subordinated to the prior payment of principal of and interest on the Note on terms and conditions approved in writing and in advance by the Bank.

                      (f) Section 6.03 GUARANTIES. The Borrower will not assume, guarantee, endorse




                                       8
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                              or otherwise become directly or contingently
                              liable in connection with any obligations of any other Person, except: the indorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business.

                              Section 6.04 SALE OF ASSETS. The Borrower will not
sell, lease, assign, transfer or otherwise dispose of assets exceeding 10% or more of the book value of its assets as of the date of such transaction to any other Person other than in the ordinary course of business or in the event such assets are obsolete or worn-out assets, without the prior written consent of the Bank.

                              Section 6.05 CONSOLIDATION AND MERGER. The
Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                              Section 6.06 SALE AND LEASEBACK. The Borrower will
not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                              Section 6.07 SUBORDINATED DEBT. The Borrower will
not (i) make any payment of, or acquire, any Subordinated Debt permitted by
Section 6.02 except as expressly permitted by the subordination provision thereof, (ii) give security for all or any part of such Subordinated Debt, except as has been granted; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Note might be terminated, impaired or adversely affected; or (v) omit to give the Bank prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

                              Section 6.08 RESTRICTIONS ON NATURE OF BUSINESS.
The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower.

                              Section 6.09 LETTERS OF CREDIT. No Letters of
Credit issued hereunder shall create a liability for payment thereof by the Bank on a date that is more than two (2) calendar years after the initial Advance under the Revolving Note.

                              Section 6.10 CAPITAL EXPENDITURES. So long as the
Note shall remain unpaid or the Bank shall have any Commitment hereunder, Borrower shall make no capital expenditures in excess of Seven Hundred Fifty Thousand and 00/100 ($750,000.00) Dollars in any fiscal year.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                              Section 7.01 EVENTS OF DEFAULT. "Events of
Default", wherever used herein, means any one of the following events:

                              (a) Default in the payment of any sums payable on
              the Note when it becomes due and payable and continuance of such default for a period of 10 days; or

                              (b) Default in the payment of fees, if any
              required under Section 2.05 when the same become due and payable and the continuance of such default for a period of 10 days; or

                              (c) Any representation or warranty made by the
              Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or



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
                      (d) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), any security agreement or any other instrument or agreement signed by the Borrower in favor of the Bank, and the continuance of such default or breach for a period of 10 days after there has been given, by certified mail to the Borrower by the Bank, a written notice specifying such default or breach and requiring it to be remedied; or

                      (e) The Borrower shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of 30 days; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower and shall remain undismissed for a period of 30 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy; or

                      (f) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower in excess of $50,000.00;
              or

                      (g) The rendering against the Borrower of a final
              judgment, decree or order for the payment of money in excess of $50,000.00 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

                      (h) A default under any bond, debenture, note or other
              evidence of indebtedness of the Borrower (other than to the Bank) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the acceleration of payment of such indebtedness; or

                      (i) Any Reportable Event, which the Bank determines in
              good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank; or any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                      (j) The outstanding and unpaid Advances shall exceed the
              Borrowing Base and the Borrower shall fail within 10 days to pay the Advances down to an amount not greater than the Borrowing Base.

                      (k) Adverse conditions develop at any time affecting
              Borrower's affairs, financial or otherwise, and the Bank in good faith determines that such adverse conditions impair the due and punctual payment of the Note.

             Section 7.02 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Bank, the Bank may exercise any or all of the following rights and remedies:

                      (a) The Bank may, by notice to the Borrower, declare the
                          Commitment to be terminated whereupon the same shall forthwith terminate;

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
                      (b) The Bank may, by notice to the Borrower, declare the
                          entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                      (c) The Bank may, without notice to the Borrower and
                          without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

                      (d) The Bank may exercise and enforce its rights and
                          remedies under the Security Agreement.; and

                      (e) The Bank may exercise such other remedies as may be
                          available to it under law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

             Section 8.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Security Agreement. The remedies herein and in the Security Agreement provided are cumulative and not exclusive of any remedies provided by law.

             Section 8.02 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, the Security Agreement or the Note or consent by the Borrower to any departure there from shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

             Section 8.03 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demand and other communications provided for hereunder and under the Security Agreement shall be in writing and mailed or delivered to the applicable party at its address indicated below:

                           If to the Borrower:

                           WSI Industries, Inc.
                           18151 Territorial Road
                           Osseo, MN 55369

                           If to the Bank:

                           Excel Bank Minnesota
                           5050 France Avenue South
                           Edina MN 55410
                           Attention: Daniel D. Poppe

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received by the Bank.

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




             Section 8.04 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation of this Agreement, the Note, the Security Agreement and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, as well as all out-of-pocket expenses of legal counsel retained by the Bank in connection with the enforcement of this Agreement, the Note, the Security Agreement and the other instruments and documents to be delivered hereunder and thereunder.

             Section 8.05 EXECUTION IN COUNTERPARTS. This Agreement and the Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or the Security Agreement, as the case may be, taken together, shall constitute but one and the same instrument.

             Section 8.06 BINDING EFFECT, ASSIGNMENT. This Agreement and the Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank.

             Section 8.07 GOVERNING LAW. This Agreement, the Note and the Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

             Section 8.08 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

             Section 8.09 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                              BORROWER:

                                              WSI INDUSTRIES, INC., a Minnesota
                                              corporation


                                              By:_________________________

                                              Its: _______________________

                                              BANK:

Excel Bank Minnesota, A MINNESOTA BANKING CORPORATION



                                              By:_________________________
                                                       Daniel D. Poppe
                                              Its:     Managing Director




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